Share Purchase Agreement

THIS AGREEMENT made as 21st day of November ,2008

B E T W E E N:

Westmont Resources, Inc.
a Company Registered in the State of Nevada, USA

(hereinafter the “Purchaser”)

                        - and -

The Shareholders of Avalon International, Inc.
a Company Registered in the State of Washington, USA

(hereinafter the “Vendors”)

WHEREAS the Vendors are the registered and beneficial owners of all of the issued and outstanding shares (the “Purchased Shares”) in the capital stock of Avalon International Inc. (the “Corporation”);

AND WHEREAS the Vendors wish to sell 100% of the Purchased Shares to the Purchaser and the Purchaser agrees to purchase the Purchased Shares from the Vendors in accordance with the terms and conditions of this Agreement;

THIS AGREEMENT WITNESSES that in consideration of the covenants, agreements, warranties and payments herein set out and provided for, the parties hereto covenant and agree as follows:

ARTICLE 1
PURCHASED SHARES AND PURCHASE PRICE

1.1	Subject to the terms and conditions hereof, the Vendors agree to sell to the Purchaser and the Purchaser agrees to purchase from the Vendors the Purchased Shares.

1.2
The purchase price payable by the Purchaser to the Vendors for the Purchased Shares of the Corporation shall be 22,500,000 Common Shares of Westmont Resources, Inc., which shares shall be issued subject to the conditions specified in Article 3 of this Agreement.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF THE VENDORS

2.1
The Vendors covenant, represent and warrant as follows and acknowledge that the Purchaser is relying upon such covenants, representations and warranties in connection with the purchase by the Purchaser of the Purchased Shares:

(a)	The Corporation has been duly incorporated and is organized, validly subsisting and in good standing under the laws of the state of Washington, USA.

(b)
The Corporation is duly qualified as a corporation to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the property owned or leased by it makes such a qualification necessary.

(c)	The authorized capital of the Corporation consists of the following:
4,000,000 authorized common shares with par value of  $0.001which 1,000,000 shares have been duly issued and are outstanding as fully paid and non-assessable.

(d)	No person, firm or corporation has any agreement or option, or any right or privilege capable of becoming an agreement or option for the purchase from the Vendors of any of the Purchased Shares.

(e)
No person, firm or corporation has any agreement or option or any right or privilege capable of becoming an agreement, including convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any of the unissued shares in the capital of the Corporation or of any securities of the Corporation.

(f)
The Vendors are the registered and beneficial owners of the Purchased Shares, with good and marketable title thereto, free and clear of any pledge, lien, charge, encumbrance or security interest of any kind and the Vendors have the power and authority and right to sell the Purchased Shares in accordance with the terms of this Agreement.

(g)
The books and records of the Corporation fairly and correctly set out and disclose in all material respects, in accordance with generally accepted accounting principles, the financial position of the Corporation as of the date thereof and all material financial transactions of the Corporation relating to its business have been accurately recorded in such books and records.

(h)
The corporate records and minutes of the Corporation contain complete and accurate minutes of all meetings of the directors and shareholders of the Corporation held since incorporation of the Corporation held since incorporation of the Corporation, all such meetings were duly called and held, the share certificate books, register of shareholders, register of transfers, and register of directors of the Corporation are complete and accurate and all eligible tax payable in connection with the transfer of any securities of the Corporation has been duly paid.

(i)
There are no actions, suits, proceedings, investigations or claims now threatened or pending against the Corporation in respect of taxes, governmental charges or assessments, or any matters under discussion with any governmental authority relating to taxes, governmental charges or assessments asserted by any such authority.

(j)	The Corporation has loans or indebtedness outstanding which have been made to directors, former directors, officers, shareholders and/or employees of the Corporation.

(k)	The Corporation has good and marketable title to its assets, free and clear of any and all claims, liens, encumbrances and security interests whatsoever.

(l)
The Corporation has no subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations and will not prior to the time of closing acquire, or agree to acquire, any subsidiary or business without the prior written consent of the Purchaser.

(m)
Up to the time of closing there has been no change and will have been no change in the business, operations, affairs or condition of the Corporation, financial or otherwise, or arising as a result of any legislative or regulatory change, revocation of any license or right to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God or otherwise, except changes occurring in the ordinary course of business, which changes have not adversely affected and will not adversely affect the organization, business, properties, prospects and financial condition of the Corporation.

(n)
All receivables recorded on the books of the Corporation are bona fide and good and do not include any work in progress and, subject to an allowance for doubtful accounts taken in accordance with generally accepted accounting principles, are collectable without set off or counterclaim.

(o)	All vacation pay, bonuses, commissions and other emoluments are reflected and have been accrued in the books of account of the Corporation.

(p)
The Corporation has duly and timely filed all tax returns required to be filed by it and has paid all taxes which are due and payable, and has paid all assessments and reassessments, and all other taxes, governmental charges, penalties, interest and fines due and payable by it on or before the date hereof. The Internal Revenue Service income tax liability and any State tax liabilities, if applicable, of the Corporation have been assessed for all fiscal years to the date hereof. Adequate provision has been made for taxes payable for the current period for which tax returns are not yet required to be filed. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of any tax, governmental charge or deficiency against, the Corporation. There are no actions, suits, proceedings, investigations or claims now threatened or pending against the Corporation in respect of taxes, governmental charges or assessments, or any matters under discussion with any governmental authority relating to taxes, governmental charges or assessments asserted by any such authority. The Corporation has withheld from each payment made to any of its present or former officers, directors, and employees the amount of all taxes, including but not limited to income tax, and other deductions required to be withheld therefrom and has paid the same to the proper tax or other receiving officers within the time required under any applicable tax legislation.

(q)	The business of the Corporation has been and will be carried on in the ordinary and normal course up to the time of closing.

(r)
The Corporation has not, directly or indirectly, declared or paid any dividends or declared or made any other distribution on any of its shares of any class except as recorded in its books and records, and has not, directly or indirectly, redeemed, purchased or otherwise acquired any of its shares of any class or agreed to do so.

(s)
The Corporation is not a party to or bound by any agreement of guarantee, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other person, firm or corporation.

(t)	The Corporation is not a party to any written or oral employment, service or pension agreement.

(u)	The Corporation does not have any outstanding agreement (including employment agreements), contract or commitment, whether written or oral, of any nature or kind whatsoever.

(v)
The Corporation is not in default or breach of any contracts or agreements (written or oral), or indentures or other instruments to which it is a party and there exists no state of facts which after notice or lapse of time or both would constitute such a default or breach, and all such contracts, agreements, indentures or other instruments are now in good standing and the Corporation is entitled to all benefits thereunder except as otherwise disclosed herein. The Corporation is under no obligation in respect of its business which the Corporation cannot reasonably be expected to fulfill in the ordinary course of its business.

(w)
There are not material liabilities of the Corporation of any kind whatsoever, whether or not accrued and whether or not determined or determinable, in respect of which the Corporation or the Purchaser may become liable on or after the consummation of the transactions contemplated by this Agreement other than:

(i)	liabilities disclosed on, reflected in or provided for in the financial statements of the Corporation.

(ii)	liabilities disclosed or referred to in this Agreement; and

(iii)	liabilities arising solely due to actions of the Purchaser.

2.2
The covenants, representations and warranties of the Vendors contained in this Agreement and contained in any document or certificate given pursuant hereto shall survive the closing of the purchase and sale of the Purchased Shares herein provided for and, notwithstanding such closing, or any investigation made by or on behalf of the Purchaser, shall continue in full force and effect for the benefit of the Purchaser for a period of three (3) years following closing of the transaction provided for herein after which time the Vendors shall be released from all obligations and liabilities hereunder in respect of such representations and warranties except with respect to any claims made by the Purchaser in writing prior to the expiration of such period.

ARTICLE 3
CONDITIONS OF CLOSING

3.1	The sale and purchase of the Purchased Shares are subject to the following terms and conditions for the exclusive benefit of the Purchaser to be fulfilled or performed at or prior to closing:

(a)
The covenants, representations and warranties of the Vendors contained in Article 2 hereof, shall be true and correct as of the date hereof, and shall be true and correct on and as of closing with the same force and effect as though such covenants, representations and warranties had been made on and as of such date.

(b)	The Vendors shall deliver to the Purchaser the Financial Statements for the previous two (2) completed fiscal years in accordance with GAAP standards.

(c)	The Vendors shall provide to the Purchaser Quarterly Financial Statements for the current fiscal year of the Corporation. Such Quarterly Financial Statements shall be reviewed by Westmont’s Auditor.

(d)
The Purchaser, at its sole discretion, shall determine if the information contained in the Quarterly Financial Statements and the Audited Financial Statements referred to in 3.1 (a) and 3.1 (b) is of sufficient quality as to not negatively impact the Purchaser’s future plans to migrate the company to a more senior US or International Stock Exchange.

(e)	The Vendors shall deliver to the Purchaser copies of the corporate records as requested by the Purchaser to complete the due diligence process.

(f)	The Vendors herewith irrevocably authorize the Purchaser to continue the Corporation in the state of Washington, USA upon execution of this Agreement.

ARTICLE 4
INDEMNIFICATION

4.1	The Vendors agree to indemnify and save harmless the Purchaser and the Corporation of and from any loss whatsoever arising out of, under or pursuant to:

(a)	any material loss suffered by the Purchaser or the Corporation as a result of any breach or inaccuracy of representation, warranty or covenant contained in this Agreement; and

(b)	all claims, demands, costs and expenses reasonably incurred in respect of the foregoing.

ARTICLE 5
GENERAL

5.1
Each of the parties hereto will from time to time at the other’s request and expense and without further consideration, execute and deliver such other instruments of transfer, conveyance and assignment and take such further action as the other may require to more effectively complete any matter provided for herein.

5.2
Any notice, direction or instrument required or permitted to be given to the Vendors hereunder shall be in writing and may be given by facsimile, email or mailing the same postage prepaid or delivering addressed to the Vendors at their current US address.

5.3
Any notice, direction or other instrument required or permitted to be given to the Purchaser hereunder shall be in writing and may be given facsimile, email or by mailing the same postage prepaid, or delivering the same addressed to the Purchaser at the following address:

Westmont Resources Inc.
1621 Freeway Drive, Suite 209
Mount Vernon, WA  98273
Tel: (360) 395-6040

5.4
Any notice, direction or other instrument aforesaid, if sent by Email, Facsimile or delivered shall be deemed to have been given or made on the date on which it was Emailed, faxed or delivered, or if mailed, shall be deemed to have been given or made on the fifth business day following the day on which it was mailed.

5.5	The Parties may change their addresses for service from time to time by notice given in accordance with the foregoing.

5.6	Time shall be of the essence of this Agreement.

5.7
This Agreement, including the Schedules hereto, constitutes the entire agreement between the parties hereto. There are not and shall not be any verbal statements, representations, warranties, undertakings or agreements between the parties and this Agreement may not be amended or modified in any respect except by written instrument signed by the parties hereto.

5.8	This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the state of Nevada, USA.

5.9	This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, legal personal representatives, successors and assigns.

5.10	The parties acknowledge that the recitals herein are true and correct in all material respects.

5.11
This Agreement may be executed by in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument. Counterparts may be executed in original, faxed or scanned form and the parties adopt all signatures received by a receiving fax machine or email as original signatures of the parties; provided, however, that any party providing its signature in such manner shall promptly forward the other parties an original of the signed copy of this Agreement which was faxed or emailed.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

Signed by Vendors:

Shareholder Bruce Fischer	Witness

Shareholder Glenn McQuiston	Witness

Signed by Purchaser:

Peter Lindhout for Westmont Resources, Inc.	Witness